Exhibit 99.1

If you sell or have sold or otherwise transferred all of your ordinary shares of $0.0001 each in the capital of Endo International plc (“Ordinary Shares”) you should forward this document to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. If you have sold or otherwise transferred only part of your holding of Ordinary Shares, please contact immediately your stockbroker, bank or other agent through whom the sale or transfer was effected.

Endo International plc

(Incorporated in Ireland with limited liability under the Companies Act 2014 with registered number 534814)

Notice of Extraordinary General Meeting

Convened Pursuant to Section 1111 of the Companies Act 2014

Your attention is drawn to the notes to the Notice of Extraordinary General Meeting (the “Notice”) set out on page 3 of this document, which explain the purpose of the extraordinary general meeting of Endo International plc (“Endo” or the “Company”), to be held at First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland on September 29, 2022 at 8.00 a.m. (Irish Time) (the “Extraordinary General Meeting” or “EGM”).

The Notice is set out at page 2 of this document.

Any shareholder entitled to attend at the Extraordinary General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Endo to act on your behalf as further explained in notes 7 and 8.

NOTICE OF EXTRAORDINARY GENERAL MEETING

Endo International plc

(Incorporated in Ireland with limited liability under the Companies Act 2014 with registered number 534814)

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of the Company will be held at First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland on September 29, 2022 at 8.00 a.m. (Irish Time) for the following purpose:

In accordance with section 1111 of the Companies Act 2014 to consider whether any, and if so what, measures should be taken to deal with the situation which has arisen whereby the Company’s net assets are less than half of the Company’s called-up share capital.

By Order of the Board

/s/ Matthew J. Maletta

Matthew Maletta

Executive Vice President,

Chief Legal Officer and

Company Secretary

Dated: August 29, 2022

Directors: Mark Gilbert Barberio (USA), Jennifer M. Chao (USA), Blaise Coleman (USA), Shane Martin Cooke (Ireland), Nancy June Hutson (USA), Michael Hyatt (USA), William Patrick Montague (USA), Mary Christine Smith (USA)

Registered Office: First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland.

NOTES

1.

Section 1111 of the Companies Act of Ireland (the “Companies Act”) provides that if the net assets of an Irish public company are half or less of its called-up share capital, the directors of the company shall convene an extraordinary general meeting for the purpose of considering whether any steps, and if so, what steps should be taken to deal with the situation.

2.

On August 9, 2022, the Company filed its Form 10-Q for the second quarter of 2022 with the U.S. Securities and Exchange Commission which disclosed that there was a substantial doubt about the ability of the Company and its subsidiaries (together, the “Endo Group”) to continue as a going concern. As a consequence of this, the Directors have determined that the Company is required to convene an EGM in accordance with Section 1111 of the Companies Act.

3.

On August 16, 2022, the Company announced that it entered into a restructuring support agreement (“RSA”) with holders of more than a majority of the Endo Group’s first lien debt regarding a sale transaction that is intended to substantially reduce the outstanding indebtedness of the Endo Group, address remaining opioid and other litigation-related claims against the Endo Group, and best position Endo for the future. To facilitate the sale process and to provide an appropriate forum for bringing closure to opioid-related and other uncertainties, Endo and certain of its subsidiaries initiated voluntary prearranged Chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of New York on August 16, 2022.

4.	Notwithstanding the above, Endo is required to convene an EGM in accordance with Section 1111 of the Companies Act.

5.

Shareholders should note that no resolutions are being proposed at the EGM, nor are resolutions permitted to be proposed by shareholders at the EGM under Section 1111 of the Companies Act or the Company’s Constitution. No matter will be presented for a vote of members or otherwise acted upon at the EGM.

6.	For the avoidance of doubt, neither Endo nor the Directors make any recommendation or take any position with respect to the EGM.

7.

The record date for attending at the EGM is the close of business on August 22, 2022. In accordance with the Companies Act, any shareholder entitled to attend at the EGM may appoint one or more proxies to attend at the EGM, who need not be a shareholder(s) of Endo.

8.

All proxy appointments should comply with form of proxy and other requirements under the Companies Act and the Company’s Constitution for such appointment to be valid. Proxies may be appointed by depositing a signed instrument of proxy (or proxy card) to Endo International plc, First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland, attention Corporate Secretary no later than 48 hours before the EGM.

9.	Neither Endo nor the Directors are seeking or requesting any proxy or other authorization to act on behalf of any shareholder at the EGM.

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